UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 22, 2016
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FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(708) 407-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously reported, on November 15, 2016, Fenix Parts, Inc. (the “Company”) filed a Form 12b-25, extending the filing date for its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2016 (the “10-Q”). The quarterly report was required to have been filed with the Securities and Exchange Commission (the “SEC”) by the Company on or before November 21, 2016 in order to have been considered as timely filed; however, as expected, the Company was unable to do so.

On November 22, 2016, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to timely file the 10-Q. Pursuant to the letter, the Company is required to submit to Nasdaq an update of its plan originally submitted on October 21, 2016, as supplemented on November 3, 2016, to regain compliance with respect to the filing requirement associated with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. The Company’s original plan to regain compliance with Nasdaq listing rules was accepted by Nasdaq, granting the Company an exception to listing rules to file its Form 10-Q for the quarterly period ended June 30, 2016 and any other delinquent periodic reports on or before February 13, 2017. The Company plans to submit to Nasdaq an update of its plan of compliance no later than December 7, 2016, as requested by Nasdaq.

On November 29, 2016, the Company issued a press release announcing the receipt of the deficiency letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated November 29, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 29, 2016

Fenix Parts, Inc.
By:	/s/ Kent Robertson
Name:	Kent Robertson
Title:	President and Chief Executive Officer